Exhibit 99.01
Valero Energy Corporation Reports Second Quarter Earnings
SAN ANTONIO, July 29, 2008 – Valero Energy Corporation (NYSE: VLO) today reported second quarter 2008 income from continuing operations of $734 million, or $1.37 per share. The company’s income from continuing operations in the second quarter of 2007 was $2.1 billion, or $3.57 per share. For the six months ended June 30, 2008, income from continuing operations was $995 million, or $1.85 per share, compared to the company’s income from continuing operations of $3.2 billion, or $5.28 per share, for the six months ended June 30, 2007. Income from discontinued operations relates to the Lima, Ohio refinery, which the company sold effective July 1, 2007.
Second quarter 2008 operating income was $1.2 billion, versus $3.2 billion reported in the second quarter of 2007. The decline in operating income was primarily attributable to lower margins for many of the company’s products in the second quarter of 2008 compared to the same quarter last year. Margins for refined products declined as the cost of crude oil and other feedstocks increased more rapidly than the prices of gasoline and other products, such as asphalt, fuel oils, petroleum coke, and petrochemical feedstocks. For example, benchmark Gulf Coast gasoline margins decreased about $22 per barrel, or 77 percent, from $28.95 per barrel in the second quarter of 2007 to $6.60 per barrel in the second quarter of 2008. Somewhat offsetting these weaker margins were significantly higher margins on distillate products such as diesel and jet fuels, which continued to experience strong global demand, and improved differentials for sour crude oil.
Other factors contributing to the decline in operating income include refinery operating expenses, which increased by $148 million from the second quarter of 2007 to the second quarter of 2008, primarily due to higher energy costs for electricity and natural gas. Also, throughput volumes decreased in the same time frame by an average of 48,000 barrels per day in large part due to maintenance and repairs at the Aruba, Port Arthur, and Delaware City refineries.
“Despite the difficult environment for margins on gasoline and many secondary products, Valero continued to be profitable,” said Bill Klesse, Valero’s Chairman of the Board and Chief Executive Officer. “Wide differentials for the heavy and sour feedstocks that we can process in our refineries benefited us significantly in the second quarter.
“In our refining operations, we’ve made great progress in shifting production to take advantage of the strong market for distillates. From 2008’s first quarter to the second quarter, we increased our distillate production by 110,000 barrels per day while maintaining steady gasoline production. In the same time frame, we increased our use of discounted feedstocks from 66% to 68%, partially due to improved operations at our heavy sour refineries where we completed a major turnaround at Delaware City, finished our coke drum repair at Port Arthur, and repaired the vacuum tower at our Aruba refinery.
“Looking at market fundamentals, we expect distillate margins should be strong for the rest of the year and next. However, we expect gasoline margins to continue to be weak and industry utilization rates to decline. We expect secondary products to have a margin recovery, particularly if the price of crude oil stabilizes or falls, as the prices of these products lag changes in the price of crude oil.
“Our balance sheet continues to be in excellent shape with $1.6 billion in cash at the end of June. In July, we added further to our cash position with the proceeds from the sale of the Krotz Springs refinery. We continued to return cash to our shareholders in the second quarter by increasing our dividend by 25% and also by purchasing 3.8 million shares of our common stock. In early July, we purchased an additional 2 million shares, and for the year, we have purchased nearly 15 million shares. We continue to review our capital spending very closely and now expect this year’s expenditures to be approximately $3.8 billion, down $700 million from our original estimate.
“Concerning asset sales, although we have received preliminary indications of interest from parties regarding our Ardmore and Memphis refineries, we have not yet received a proposal that we believe is in the best interest of our employees and shareholders, so these refineries remain under strategic review. Obviously, gasoline margins have weakened and the availability of financing is clearly lacking as the financial markets continue in turmoil. However, we plan to continue to pursue a potential transaction for Aruba.
“We can manage industry challenges, but unfortunately, reckless rhetoric in Washington, D.C. complicates our forward progress. Too many in Congress fail to appreciate our industry’s efficiencies, they won’t acknowledge the excellent jobs we provide, they ignore the taxes we pay, and worst of all, many in Congress are more interested in scoring populist political points than reducing energy costs. To not allow companies to look for oil and gas when there are huge potential reserves in the U.S. is irresponsible. Instead, Congress wants to provide subsidies for inefficient technologies. Instead of solutions, they want to reduce CO2 emissions without regard for the economy. The direction we see Congress moving is not good for consumers, our shareholders, or our country. We will continue to advocate sound policies based on facts and market realities.
“As I’ve said before, the refining industry historically has been seasonal, volatile, and cyclical. Even when the industry faces challenges, our employees are committed to excellence in achieving cost efficiencies while continuing to improve our safety, environmental, and reliability performance. To make Valero a more valuable company for the long term, we expect to continue our balanced approach by investing in selected growth projects, improving our operating performance, buying back more stock, and increasing dividends, while maintaining our investment-grade credit rating.”
Valero’s senior management will hold a conference call at 11 a.m. ET (10 a.m. CT) today to discuss this earnings release and provide an update on company operations. A live broadcast of the conference call will be available on the company’s web site at www.valero.com.
Valero Energy Corporation is a Fortune 500 company based in San Antonio, with approximately 22,000 employees and 2007 revenues of more than $95 billion. The company owns and operates 16 refineries throughout the United States, Canada and the Caribbean with a combined throughput capacity of approximately 3.1 million barrels per day, making it the largest refiner in North America. Valero is also one of the nation’s largest retail operators with approximately 5,800 retail and branded wholesale outlets in the United States, Canada and the Caribbean under various brand names including Valero, Diamond Shamrock, Shamrock, Ultramar, and Beacon. Please visit www.valero.com for more information.
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and on Valero’s website at www.valero.com.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007 (1)	2008	2007 (1)
STATEMENT OF INCOME DATA:
Operating Revenues (2)	$36,640	$24,202	$64,585	$42,957

Costs and Expenses:
Cost of Sales	33,673	19,310	59,342	34,820
Refining Operating Expenses	1,133	985	2,247	1,919
Retail Selling Expenses	190	200	378	371
General and Administrative Expenses	117	177	252	322
Depreciation and Amortization Expense	369	337	736	659

Total Costs and Expenses	35,482	21,009	62,955	38,091

Operating Income	1,158	3,193	1,630	4,866

Other Income, Net	15	7	35	12

Interest and Debt Expense:
Incurred	(107)	(110)	(223)	(199)
Capitalized	24	27	43	58

Income from Continuing Operations Before Income Tax Expense	1,090	3,117	1,485	4,737

Income Tax Expense	356	1,055	490	1,587

Income from Continuing Operations	734	2,062	995	3,150

Income from Discontinued Operations, Net of Income Taxes (1)	—	187	—	243

Net Income	$734	$2,249	$995	$3,393

Earnings per Common Share:
Continuing Operations	$1.40	$3.66	$1.88	$5.42
Discontinued Operations	—	0.33	—	0.42

Total	$1.40	$3.99	$1.88	$5.84

Weighted Average Common Shares Outstanding (in millions)	526	563	529	581

Earnings per Common Share — Assuming Dilution:
Continuing Operations	$1.37	$3.57	$1.85	$5.28
Discontinued Operations	—	0.32	—	0.40

Total	$1.37	$3.89	$1.85	$5.68

Weighted Average Common Shares Outstanding- Assuming Dilution (in millions)	534	578	537	597

	June 30,	December 31,
	2008	2007
BALANCE SHEET DATA:
Cash and Temporary Cash Investments	$1,644	$2,464

Total Debt	$6,475	$6,862

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007 (1)	2008	2007 (1)
Operating Income (Loss) by Business Segment:
Refining	$1,235	$3,327	$1,803	$5,103

Retail:
U.S.	25	37	39	61
Canada	24	19	60	48

Total Retail	49	56	99	109

Total Before Corporate	1,284	3,383	1,902	5,212
Corporate	(126)	(190)	(272)	(346)

Total	$1,158	$3,193	$1,630	$4,866

Depreciation and Amortization by Business Segment:
Refining	$336	$302	$667	$595

Retail:
U.S.	16	16	33	27
Canada	8	6	16	13

Total Retail	24	22	49	40

Total Before Corporate	360	324	716	635
Corporate	9	13	20	24

Total	$369	$337	$736	$659

Operating Highlights:
Refining:
Throughput Margin per Barrel	$10.82	$18.14	$9.68	$15.19

Operating Costs per Barrel:
Refining Operating Expenses	$4.53	$3.87	$4.61	$3.83
Depreciation and Amortization	1.35	1.19	1.37	1.18

Total Operating Costs per Barrel	$5.88	$5.06	$5.98	$5.01

Throughput Volumes (Mbbls per Day):
Feedstocks:
Heavy Sour Crude	593	618	587	654
Medium/Light Sour Crude	715	650	685	632
Acidic Sweet Crude	80	86	77	85
Sweet Crude	658	717	643	711
Residuals	253	273	223	259
Other Feedstocks	128	150	144	151

Total Feedstocks	2,427	2,494	2,359	2,492
Blendstocks and Other	319	300	318	278

Total Throughput Volumes	2,746	2,794	2,677	2,770

Yields (Mbbls per Day):
Gasolines and Blendstocks	1,232	1,277	1,228	1,263
Distillates	982	913	927	912
Petrochemicals	77	81	77	82
Other Products (3)	446	517	442	513

Total Yields	2,737	2,788	2,674	2,770

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Refining Operating Highlights by Region (4):
Gulf Coast:
Operating Income	$1,043	$1,935	$1,480	$3,018

Throughput Volumes (Mbbls per Day)	1,495	1,543	1,437	1,534

Throughput Margin per Barrel	$13.25	$18.52	$11.46	$15.47

Operating Costs per Barrel:
Refining Operating Expenses	$4.34	$3.65	$4.52	$3.55
Depreciation and Amortization	1.24	1.09	1.28	1.05

Total Operating Costs per Barrel	$5.58	$4.74	$5.80	$4.60

Mid-Continent (1):
Operating Income	$103	$483	$218	$574

Throughput Volumes (Mbbls per Day)	439	373	426	363

Throughput Margin per Barrel	$7.85	$19.96	$8.28	$14.81

Operating Costs per Barrel:
Refining Operating Expenses	$3.99	$4.42	$4.16	$4.57
Depreciation and Amortization	1.27	1.34	1.30	1.50

Total Operating Costs per Barrel	$5.26	$5.76	$5.46	$6.07

Northeast:
Operating Income (Loss)	$(35)	$523	$(30)	$812

Throughput Volumes (Mbbls per Day)	527	577	541	575

Throughput Margin per Barrel	$5.81	$14.83	$5.91	$12.73

Operating Costs per Barrel:
Refining Operating Expenses	$5.06	$3.62	$4.77	$3.69
Depreciation and Amortization	1.49	1.25	1.45	1.24

Total Operating Costs per Barrel	$6.55	$4.87	$6.22	$4.93

West Coast:
Operating Income	$124	$386	$135	$699

Throughput Volumes (Mbbls per Day)	285	301	273	298

Throughput Margin per Barrel	$11.92	$20.35	$9.99	$18.97

Operating Costs per Barrel:
Refining Operating Expenses	$5.41	$4.81	$5.48	$4.60
Depreciation and Amortization	1.73	1.42	1.80	1.41

Total Operating Costs per Barrel	$7.14	$6.23	$7.28	$6.01

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Retail — U.S.:
Company-Operated Fuel Sites (Average)	949	958	949	961
Fuel Volumes (Gallons per Day per Site)	5,104	5,006	5,023	4,994
Fuel Margin per Gallon	$0.129	$0.202	$0.121	$0.163
Merchandise Sales	$282	$269	$527	$502
Merchandise Margin (Percentage of Sales)	29.8%	29.8%	30.1%	29.9%
Margin on Miscellaneous Sales	$22	$24	$50	$49
Selling Expenses	$121	$139	$241	$252

Retail — Canada:
Fuel Volumes (Thousand Gallons per Day)	3,103	3,144	3,191	3,257
Fuel Margin per Gallon	$0.270	$0.222	$0.286	$0.234
Merchandise Sales	$54	$47	$100	$84
Merchandise Margin (Percentage of Sales)	28.6%	28.3%	28.5%	28.8%
Margin on Miscellaneous Sales	$10	$9	$19	$18
Selling Expenses	$69	$61	$137	$119

Average Market Reference Prices and Differentials (Dollars per Barrel):
Feedstocks (at U.S. Gulf Coast, except as Noted):
West Texas Intermediate (WTI) Crude Oil	$123.98	$64.89	$110.96	$61.45
WTI Less Sour Crude Oil (5)	$5.70	$3.08	$5.77	$4.50
WTI Less Mars Crude Oil	$6.96	$2.70	$6.97	$3.81
WTI Less Alaska North Slope (ANS)
Crude Oil (U.S. West Coast)	$0.19	$(0.86)	$0.75	$0.72
WTI Less Maya Crude Oil	$20.99	$9.60	$18.90	$11.11

Products:
U.S. Gulf Coast:
Conventional 87 Gasoline Less WTI	$6.60	$28.95	$5.42	$19.58
No. 2 Fuel Oil Less WTI	$23.03	$14.95	$19.11	$12.38
Ultra-Low-Sulfur Diesel Less WTI	$28.85	$22.26	$24.61	$19.81
Propylene Less WTI	$(6.77)	$16.67	$(3.77)	$16.44
U.S. Mid-Continent:
Conventional 87 Gasoline Less WTI	$5.89	$34.09	$5.43	$23.11
Low-Sulfur Diesel Less WTI	$28.84	$25.61	$24.88	$22.97
U.S. Northeast:
Conventional 87 Gasoline Less WTI	$4.34	$26.15	$3.70	$19.08
No. 2 Fuel Oil Less WTI	$24.94	$15.41	$21.35	$13.38
Lube Oils Less WTI	$33.65	$53.25	$32.97	$58.53
U.S. West Coast:
CARBOB 87 Gasoline Less ANS	$16.27	$37.36	$13.32	$33.67
CARB Diesel Less ANS	$31.02	$26.16	$26.14	$26.35

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

(1)	Effective July 1, 2007, Valero Energy Corporation sold its Lima Refinery to Husky Refining Company, a wholly owned subsidiary of Husky Energy Inc. The results of operations of the Lima Refinery prior to its sale are reported as discontinued operations in the Statement of Income Data for the three and six months ended June 30, 2007, and all refining operating highlights, both consolidated and for the Mid-Continent region, presented in this earnings release exclude the Lima Refinery.

(2)	Includes excise taxes on sales by Valero’s U.S. retail system of $204 million and $203 million for the three months ended June 30, 2008 and 2007, respectively, and $398 million and $399 million for the six months ended June 30, 2008 and 2007, respectively.

(3)	Primarily includes gas oils, No. 6 fuel oil, petroleum coke, and asphalt.

(4)	The regions reflected herein contain the following refineries: Gulf Coast- Corpus Christi East, Corpus Christi West, Texas City, Houston, Three Rivers, Krotz Springs, St. Charles, Aruba, and Port Arthur Refineries; Mid-Continent- McKee, Ardmore, and Memphis Refineries; Northeast- Quebec City, Paulsboro, and Delaware City Refineries; and West Coast- Benicia and Wilmington Refineries.

(5)	The market reference differential for sour crude oil is based on 50% Arab Medium and 50% Arab Light posted prices.